Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (this “Registration Statement”) of HIVE Digital Technologies Ltd. (the “Company”) of our report dated June 25, 2025 relating to the consolidated financial statements of the Company for the fiscal years ended March 31, 2025 and 2024, which appears as Exhibit 99.2 to the Company's Annual Report on Form 40-F for the year ended March 31, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 20, 2025